                                                                 Exhibit 3.2-A

[SEAL OF THE STATE OF OREGON]

Phone: (503) 966-2200
  Fax: (503) 378-4581         Articles of Incorporation--Business/Professional
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Secretary of State                 Check the appropriate box below:
Corporation Division               /x/  BUSINESS CORPORATION
255 Capitol St., NE, Suite 151          (Complete only 1,2,3,4,5,6,7,11,12,13)
Salem, OR 97310-1327               / /  PROFESSIONAL CORPORATION
                                        (Complete all items)

Registry Number: 578666-84

Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink
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1)  NAME  Seabourne Ventures, Inc.
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    NOTE: For a BUSINESS CORPORATION, the name must contain the word
    "Corporation," "Company," "Incorporated," or "Limited," or an abbreviation of one of such words. For a PROFESSIONAL CORPORATION, the name must contain the words "Professional Corporation," or abbreviations thereof, i.e., "P.C.," or "Prof. Corp."

/x/ CHECK HERE TO INDICATE ON YOUR REGISTRATION THAT YOU DO NOT WANT MAIL
    SOLICITATION.

2)  REGISTERED AGENT

     Alain de la Motte
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3)  ADDRESS OF REGISTERED AGENT (Must be an Oregon Street Address which is identical to the registered agent's business office. Must include city, state, zip: no PO Boxes.)

     6700 SW Sandburg Rd.
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     Tigard, OR 97223
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4) MAILING ADDRESS OF REGISTERED AGENT (Address, city, state, zip)

     6700 SW Sandburg Rd.
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     Tigard, OR 97223
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5)  ADDRESS FOR MAILING NOTICES

     6700 SW Sandburg Rd.
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     Tigard, OR 97223
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6)  OPTIONAL PROVISIONS (Attach a separate sheet)

7)  NUMBER OF SHARES THE CORPORATION WILL HAVE THE AUTHORITY TO ISSUE

     20,000,000
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                       PROFESSIONAL CORPORATION ONLY

8) INITIAL SHAREHOLDERS (Name and street address of initial shareholders and designation of professional license or authority. Attach a separate sheet if necessary.)

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9)  PROFESSIONAL/BUSINESS SERVICES (List professional service(s) and other business services. If applicable to be rendered.)

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10) INITIAL DIRECTORS (Name and street address of the initial directors and designation of any professional license or authority. Attach a separate sheet if necessary.)

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11) INCORPORATORS (List names and addresses of each incorporator. Attach a separate sheet if necessary.)

    James M. McKenzie
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    6725 SW Neholem Lane
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    Beaverton, OR 97007
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12) EXECUTION (All incorporators must sign. Attach a separate sheet if necessary.)

    Printed Name                        Signature

    James M. McKenzie                   /s/ James M. McKenzie
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    --------------------------------    ---------------------------------------
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13) CONTACT NAME                        DAYTIME PHONE NUMBER

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             FEES
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Business Corporation         $50

Professional Corporation     $40

  Make check payable to
  "Corporation Division"

NOTE: Filing fees may be paid
with VISA or MasterCard. The
card number and expiration date
should be submitted on a
separate sheet for your
protection.
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CR111 (Rev. 6/97)

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Phone: (503) 986-2200
Fax: (503)378-4381
Secretary of State                   ARTICLES OF AMENDMENT
Corporation Division                                        For office use only
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327               X BUSINESS/PROFESSIONAL CORPORATION
                                  ---

Registry Number: 578666-84                                              [STAMP]


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1.  Name of the corporation prior to amendment:

                           SEABOURNE VENTURES, INC.

2.  State the article numbers and set forth the articles as it is amended to

            The Amended and Restated Articles of Incorporation are
                 set forth in their entirety in attached EXHIBIT A.

3.  The amendment was adopted on September 30, 1997

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BUSINESS/PROFESSIONAL CORPORATION ONLY

4.  Check the appropriate statement:

    / / Shareholder action was required to adopt the amendments. The vote was as follows:


    Class or Series   Number of shares      Number of Votes     Number of Votes   Number of Votes
       of Shares        Outstanding       Entitled to be cast       Cast For       Cast Against
    ---------------------------------------------------------------------------------------------
     Common               ---------            ---------            ----------       ---------


    / / Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

    /X/ The corporation has not issued any shares of stock. Shareholder action was not to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

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5.  Execution:

    Signature                   Printed Name             Title

    /s/ Alain de la Motte       Alain de la Motte        President

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6.  Contact name                Daytime phone number
    Robert C. Laskowski         (503) 241-0780

                            AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION                    [STAMP]

                                    OF

                          SEABOURNE VENTURES, INC.


     The undersigned natural person of the age of 18 years or more adopts the following Amended and Restated Articles of Incorporation:

                                 ARTICLE 1
                                    NAME

     The name of the Corporation is Seabourne Ventures, Inc.

                                 ARTICLE 2
                                 DURATION

     The period of the Corporation's duration shall be perpetual.

                                 ARTICLE 3
                            PURPOSES AND POWERS

     The purpose for which the Corporation is organized is to engage in any business, trade or activity which may be conducted lawfully by a Corporation organized under the Oregon Business Corporation Act.

     The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the Corporation, and to exercise any and all powers authorized or permitted under any laws that now or hereafter may be applicable or available to the Corporation.

                                 ARTICLE 4
                             AUTHORIZED CAPITAL

     The Corporation is authorized to issue one class of stock, to be designated "Common Stock." The total number of shares of this stock which the Corporation shall have authority to issue shall be twenty million (20,000,000), having no par value per share. The holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the Corporation legally available by the Board of Directors. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the Corporation and the right to vote on all other matters and shall not have cumulative voting rights. The holders of the shares of the Common Stock shall be entitled to receive distributions legally payable to shareholders on the liquidation of the Corporation and shall have no preemptive rights.

1. AMENDED AND RESTATED ARTICLES OF INCORPORATION

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                                     ARTICLE 5
                                       BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation and to adopt new Bylaws, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation and to adopt new Bylaws.

                                     ARTICLE 6
                            REGISTERED OFFICE AND AGENT

     The name of the registered agent of the Corporation and the address of its registered office are as follows:

                                Robert C. Laskowski
                         1001 S.W. Fifth Avenue, Suite 1300
                            Portland, Oregon 97204-1151

     The registered agent has consented to serve as the registered agent for the Corporation.

                                     ARTICLE 7
                                     DIRECTORS

     7.1 Number. The number of Directors of the Corporation shall be determined in the manner provided in the Bylaws, and may be increased or decreased from time to time in the manner provided therein.

     7.2 Initial Board. The number of Directors constituting the initial Board of Directors of the Corporation shall be designated by the incorporator at the organizational meeting. The persons who will serve as directors until the first annual meeting of shareholders, or until the election and qualification of their successors, will be elected by the incorporator at the organizational meeting.

     7.3 Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by a sole remaining Director. Any directorship to be filled by reason of an increase in the number of Directors of the Corporation may be filled by the affirmative vote of an majority of the number of Directors fixed by the Bylaws prior to such increase. Any such directorship not so filled by the Directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

                                     ARTICLE 8
                          LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Oregon Business Corporation Act, as it exists on the date hereof or hereafter may be amended, permits the limitation or elimination of the liability of Directors,

2 - AMENDED AND RESTATED ARTICLES OF INCORPORATION

a Director of the Corporation shall not be liable to the Corporation or its shareholder for any monetary damages for conduct as a Director. Any amendment to or repeal of this Article 8 or to the Oregon Business Corporation Act shall not adversely affect any right or protection of a Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                     ARTICLE 9
                                  INDEMNIFICATION

     To the full extent permitted by the Oregon Business Corporation Act, as it exists on the date hereof or hereafter may be amended or be restricted by other applicable law then in effect, the Corporation: (I)shall indemnify any person who is made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, or as a fiduciary of an employee benefit plan of this or another Corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was an officer, employee or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, or as a fiduciary of an employee benefit plan of this or another Corporation, partnership, joint venture, trust or other enterprise.
This Article 9 shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the Corporation.

                                     ARTICLE 10
                      AMENDMENTS TO ARTICLES OF INCORPORATION

          The Corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation, in any manner now or hereafter permitted by law, and the rights of the shareholders of the Corporation are granted to this reservation.

3 - AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                     ARTICLE 12
                                      NOTICES

     The address where the State of Oregon Corporation Division may mail notices to the Corporation is:

                                Robert C. Laskowski
                         1001 S.W. Fifth Avenue, Suite 1300
                            Portland, Oregon 97204-1151

     The undersigned declares under penalty of perjury that he has examined the foregoing and, To the best of his knowledge and belief, it is true, correct and complete.

     Dated:  September 30, 1997

                         SEABOURNE VENTURES, INC.



                         By:/s/ Alain de la Motte
                            -----------------------------
                                Alain de la Motte, President

4 - AMENDED AND RESTATED ARTICLES OF INCORPORATION